Exhibit 99.1

Rubicon Technology Announces Voluntary Delisting from Nasdaq

Bensenville, IL – December 13, 2022 – Rubicon Technology, Inc. (NASDAQ: RBCN) announced that it has notified The Nasdaq Stock Market LLC (“Nasdaq”) of the Company’s decision to voluntarily delist its common stock from the Nasdaq Capital Market and its intent to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about December 23, 2022. As a result, the Company expects the delisting of its common stock to become effective on December 30, 2022.

The Company anticipates that its common stock will be quoted on the Pink Sheets platform, which is operated by OTC Markets Group Inc.  (the "Pink Sheets"), and it currently intends to continue to provide information to its stockholders and to take such actions within its control to enable its common stock to be quoted in the Pink Sheets so that a trading market may continue to exist for its common stock. There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will continue on the Pink Sheets or otherwise.

On October 14, 2022, the Company received notifications from Nasdaq that it was no longer in compliance with various Nasdaq independent director requirements set forth in Listing Rule 5605.  This rule requires, among other things, that the Company’s (i) Board of Directors be composed of a majority of independent directors, (ii) Audit Committee be composed of three independent directors, and (iii) Compensation Committee be composed of two independent directors.  The Company’s Board of Directors is composed of four directors, one of which is an employee of the Company and therefore is not independent. The Board has not yet determined whether the two newly appointed directors will be deemed to be independent under the NASDAQ Listing Rules.

The Company’s Board of Directors has determined that the voluntary delisting of the Company’s common stock will be in the best interests of the Company and its stockholders. The Board’s decision was based on careful review of several factors, including the benefits to the Company of eliminating the expenses of being listed on NASDAQ and the costs associated with it, as well as eliminating the demands on management’s time of complying with the Nasdaq listing standards.

About Rubicon Technology, Inc.

Rubicon Technology Worldwide LLC, a wholly owned subsidiary of RTI, is an advanced materials provider specializing in monocrystalline sapphire products for optical systems and specialty electronic devices. Rubicon has expertise manufacturing sapphire products with superior quality and precision. Rubicon is ISO 9001 certified and ITAR registered.

Forward-Looking Statements

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and, therefore, involve uncertainties or risks that could cause actual results to differ materially therefrom. These statements may contain words such as “desires,” “believes,” “opinion,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “explores” or similar expressions. These statements are not guarantees of the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ materially from management’s expectations are found in the section entitled “Risk Factors” in the Company’s 2021 Annual Report on Form 10-K filed with the SEC on March 28, 2022, and as amended on April 28, 2022. The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

Contact:

Rubicon Technology, Inc.

Timothy E. Brog

Chief Executive Officer

(847) 295-7000